EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C 1350)

Each of the undersigned officers of Cole Credit Property Trust II, Inc.

(the "Company") hereby certifies, for purposes of Section 1350 of Chapter 63 of

Title 18 of the United States Code, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the
Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher H. Cole
------------------------------------------------
Christopher H. Cole
Chief Executive Officer and
President

/s/ Blair D. Koblenz
------------------------------------------------
Blair D. Koblenz
Executive Vice President and
Chief Financial Officer

Date: August 14, 2007

The foregoing certification is being furnished with the Company's 10-Q for the period ended June 30, 2007 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of

1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the

Securities and Exchange Commission or its staff upon request.